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                                                                    EXHIBIT 7(D)

                               POWERS OF ATTORNEY


     I, John V. LaGrasse, hereby appoint Robert F. Herbert, Jr. and Pauletta P. Cohn and each of them, any one of whom may act without the joinder of the others, as attorney-in-fact to sign on my behalf and in the capacity stated below and to file all amendments to this amended Registration Statement (SEC File No. 333-79471), which amendment or amendments may make such changes and additions to this amended Registration Statement as such attorney-in-fact may deem necessary or appropriate.


                                    By: /s/ JOHN V. LAGRASSE
                                        --------------------
                                         John V. LaGrasse


                                    Date: November 1, 1999